EXHIBIT 10.30

AMENDMENT NUMBER FIVE

TO

THE DIME SAVINGS BANK OF WILLIAMSBURGH

401(k) SAVINGS PLAN

Pursuant to Section 11.1 of The Dime Savings Bank of Williamsburgh 401(k) Savings Plan, As Amended and Restated Effective April 1, 2001, Including Provisions Effective Retroactive to January 1, 1997 ("Plan"), the Plan is amended, effective as of January 1, 2009:

1.           INTRODUCTION – The last sentence of the sixteenth paragraph of the Introduction shall be amended in its entirety to read as follows:

In addition, the Plan complies with final regulations under Code Section 401(a)(9), IRS procedural guidance (Notice 2005-5) addressing required “automatic rollovers” under Section 401(a)(31)(B) of the Code, 2006 final regulations under Code Section 401(k) and Code Section 401(m) and Code Section 402A addressing the optional treatment of elective deferrals as Roth Contributions.

2.           INTRODUCTION – The Introduction shall be further amended by adding the following new paragraph as the seventeenth paragraph to read as follows and all subsequent paragraphs of the Introduction shall follow accordingly:

Effective January 1, 2009, Roth Contributions shall be available to Participants for deferral.

3.           ARTICLE I – Section 1.1, the definition of “Accounts,” shall be amended by adding the following new sentence to the end thereof to read as follows:

Effective January 1, 2009, Accounts shall also include the Roth Contribution Account.

4.           ARTICLE I – Section 1.3, the definition of “Actual Deferral Percentage,” shall be amended by adding the words “Roth Contributions” immediately following the words Before-Tax Contributions.

5.           ARTICLE I – Section 1.7, the definition of Allocation Compensation, shall be amended by adding the following new paragraph as the second paragraph and the former second paragraph shall follow accordingly:

Allocation Compensation shall exclude any amount included in reported compensation as a result of the grant or vesting of restricted stock, the exercise of stock options or disqualifying dispositions of incentive stock options.

6.           ARTICLE I – The first paragraph of Section 1.18, the definition of Compensation, shall be amended by adding the words “and effective January 1, 2009, Elective Contributions” immediately following the words “Before-Tax Contributions.”

7.           ARTICLE I – Article I shall be amended by adding the following new definition as Section 1.24 to read as follows and the former Section 1.24, all subsequent sections of Article I and any cross references thereto shall follow accordingly:

1.24	Elective Contributions means, with respect to any taxable year, the sum of Before-Tax Contributions and Roth Contributions, as set forth under Section 3.1.

8.           ARTICLE I – Article I shall be amended by adding the following as the new Sections 1.64 and 1.65 to read as follows and the former Sections 1.64 and 1.65, all subsequent sections of Article I and any cross references thereto shall follow accordingly:

1.64
Roth Contribution Account means the separate, individual account established on behalf of a Participant to which Roth Contributions and Catch-Up Contributions, if any, made by the Participant are credited, together with all earnings and appreciation thereon, and against which are charged any withdrawals, loans and other distributions made from such account and any losses, depreciation or expenses allocable to amounts credited to such account.  Earnings and appreciation credited on Roth Contributions are before-tax amounts.

1.65
Roth Contributions means, effective January 1, 2009, the after-tax contributions made in accordance with the Compensation Reduction Agreements of Participants pursuant to Section 3.1.  Roth Contributions shall be treated as elective deferrals for all purposes under the Plan.  A Roth Contribution is an elective deferral that is:

(a)
designated irrevocably by the Participant at the time of the cash or deferral election as a Roth elective deferral that is being made instead of all or a portion of the Before-Tax Contributions the Participant is otherwise eligible to make under the Plan; and

(b)	treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

9.           ARTICLE II – Section 2.3 shall be amended by adding the following new paragraphs to the end thereof to read as follows:

Effective January 1, 2009 and except as hereafter provided with respect to Plan Years in which a Safe Harbor Nonelective Contribution is made in accordance with Section 3.12, an Eligible Employee may elect to participate as of the first day of any payroll period of any calendar month following satisfaction of the eligibility requirements set forth in Section 2.1, and either: (a) an election for Before-Tax Contributions and/or Roth Contributions in accordance with Section 3.1, or (b) eligibility for Special Contributions in accordance with Section 3.5.

An election for Before-Tax Contributions and/or Roth Contributions shall be evidenced by completing and filing the form or forms (including electronic forms) prescribed by the Committee not less than ten (10) days prior to the date participation is to commence.  Such form or forms shall include, but not be limited to, a Compensation Reduction Agreement, a designation of Beneficiary, and an investment direction as described in Section 6.1.  By completing and filing such form or forms, the Eligible Employee authorizes the Employer to make the applicable payroll deductions from Compensation, commencing on the first applicable payday coincident with or next following the effective date of the Eligible Employee's election to participate.  In the case of Special Contributions and/or Safe Harbor Nonelective Contributions, a Participant shall complete a form or forms prescribed by the Committee, designating a Beneficiary and an investment direction as described in Section 6.1.  Employees of an Acquired Company who are eligible to participate on the date of the transaction by which such company became an Acquired Company, may also elect to participate as of the first day of the payroll period in which such transaction occurs.

For any Plan Year in which a Safe Harbor Nonelective Contribution is made in accordance with Section 3.12, all Employees who meet the requirements of an Eligible Employee during such Plan Year shall participate in the Plan.

10.           ARTICLE III – The heading of Section 3.1 shall be amended by adding “and Effective January 1, 2009, Elective Contributions” immediately following the words “Before-Tax Contributions” and the Table of Contents shall be revised accordingly.

11.           ARTICLE III – Section 3.1 shall be amended by adding the following new paragraph to the end thereof to read as follows:

Effective January 1, 2009, the Employer shall make Before-Tax Contributions and/or after-tax Roth Contributions for each payroll period in an amount equal to the amount by which a Participant's Compensation has been reduced with respect to such period under his Compensation Reduction Agreement.  Subject to the limitations set forth in Sections 3.2 and 3.11, the amount of reduction authorized by the Eligible Employee shall be whole percentages and/or fractions thereof of Compensation and shall not be less than one percent (1%) nor greater than twenty-five percent (25%).  The Before-Tax Contributions, if any, made on behalf of a Participant shall be credited to such Participant's Before-Tax Contribution Account and shall be invested in accordance with Article VI of the Plan.  The Roth Contributions, if any, made by a Participant shall be credited to such Participant's Roth Contribution Account, and shall be invested in accordance with Article VI of the Plan.

12.           ARTICLE III – The heading of Section 3.2 shall be amended by adding “and Effective January 1, 2009, Limitation on Elective Contributions” immediately following the words “Before-Tax Contributions” and the Table of Contents shall be revised accordingly.

13.           ARTICLE III – The portion of Section 3.2(a) that precedes the first colon shall be amended in its entirety to read as follows:

Except as provided in Section 3.2(e), commencing January 1, 1997 and prior to January 1, 2009, the percentage of Before-Tax Contributions made on behalf of a Participant who is a Highly Compensated Employee shall be limited so that the Average Actual Deferral Percentage for the group of such Highly Compensated Employees for the Plan Year does not exceed the greater of:

14.           ARTICLE III – The penultimate sentence of Section 3.2(b) shall be amended by adding the words “and effective January 1, 2009, Elective Contributions” immediately following the words “Before-Tax Contributions.”

15.           ARTICLE III – Section 3.2(c) shall be amended by adding the following new paragraph to the end thereof to read as follows:

Effective January 1, 2009, if Elective Contributions made on behalf of a Participant during any Plan Year exceed the dollar limitation set forth in subsection (b), such contributions, including any earnings thereon as determined under Section 3.8, shall be characterized as Compensation payable to the Participant and shall be paid to the Participant from his Before-Tax Contribution Account and/or Roth Contribution Account no later than April 15th of the calendar year following the close of such Plan Year.  Distribution of excess Elective Contributions for a year shall be made to the Participant first from his Before-Tax Contribution Account, then from his Roth Contribution Account or a combination of both his Before-Tax Contribution Account and Roth Contribution Account, unless the Participant specifies otherwise.

16.           ARTICLE III – Section 3.2 shall be further amended by adding the following new subsection (e) to the end thereof to read as follows:

(e)
Effective January 1, 2009, the percentage of Elective Contributions made on behalf of a Participant who is a Highly Compensated Employee shall be limited so that the Average Actual Deferral Percentage for the group of such Highly Compensated Employees for the Plan Year does not exceed the greater of:

(i)	the Average Actual Deferral Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25; or

(ii)
the Average Actual Deferral Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year multiplied by two (2), provided, that the difference in the Average Actual Deferral Percentage for eligible Highly Compensated Employees and eligible Non-Highly Compensated Employees does not exceed two percent (2%).

The preceding Plan Year testing method can only be modified if the Plan meets the requirements for changing to current Plan Year testing as set forth in Code Section 401(k) and final Regulations under Section 1.401(k)-2, or any successor future guidance issued by the Internal Revenue Service.

The above subsections (i) and (ii) shall be subject to the distribution provisions of the last paragraph of Section 3.11(f).

The amount of excess Elective Contributions attributable to a given Highly Compensated Employee for a Plan Year is the amount, if any, by which the Highly Compensated Employee’s Elective Contributions taken into account under this Section 3.2(e) must be reduced for the Highly Compensated Employee’s Actual Deferral Ratio to equal the highest permitted Actual Deferral Ratio under the Plan.  To calculate the highest permitted Actual Deferral Ratio, the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced by the amount required to cause the Highly Compensated Employee’s Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio.  If a lesser reduction would satisfy the Actual Deferral Percentage test, only this lesser reduction is used in determining the highest permitted Actual Deferral Ratio.

The process described in the preceding paragraph must be repeated until the Actual Deferral Percentage test is satisfied.  The sum of all reductions for all Highly Compensated Employees determined under the preceding paragraph is the total amount of excess Elective Contributions for the Plan Year.

For purposes of this Section 3.2(e), the Actual Deferral Ratio of an eligible Employee for a Plan Year is the sum of the Employee’s Elective Contributions taken into account for such year, and the Special Contributions  taken into account for such year, divided by the Employee’s Compensation taken into account for such year.  For purposes of this Section 3.2(e), Compensation means compensation as defined under Regulations Section 1.414(s)-1(c)(2) and (4), including the Employee’s wages, salary, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer to the extent that such amounts are includible in gross income, (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan, but excluding contributions made by the Employer to any other pension, deferred compensation, welfare or other employee benefit plan, amounts realized from the exercise of a nonqualified stock option or the sale of a qualified stock option, and other amounts which receive special tax benefits.  If no Elective Contributions or Special Contributions are taken into account for the eligible Employee for the Plan Year, the eligible Employee’s Actual Deferral Ratio is equal to zero (0).

If Elective Contributions made on behalf of a Participant during any Plan Year exceed the maximum amount applicable to a Participant as set forth above, any such contributions, including any earnings thereon as determined under Section 3.8, shall be characterized as Compensation payable to the Participant and shall be paid to the Participant from his Before-Tax Contribution Account and/or Roth contribution Account, as applicable, no later than two and one-half (2-1/2) months after the close of such Plan Year.  Distribution of excess Elective Contributions for a year shall be made to the Participant first from his Before-Tax Contribution Account, then from his Roth Contribution Account, or a combination of both his Before-Tax Contribution Account and Roth Contribution Account, unless the Participant specifies otherwise.

Excess Elective Contributions shall be adjusted for any income or loss up to the date of distribution.  The income or loss allocable to excess Elective Contributions is the sum of:  (i) income or loss allocable to the Participant’s Before-Tax Contribution Account and/or Roth Contribution Account, if implemented, for the taxable year multiplied by a fraction, the numerator of which is such Participant’s excess Elective Contributions for the year and the denominator is the Participant’s Account balance attributable to Elective Contributions without regard to any income or loss occurring during such taxable year; and (ii) ten percent (10%) of the amount determined under subsection (i) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th ) of such month.

The amount of excess Elective Contributions to be distributed or recharacterized shall be reduced by excess Elective Contributions previously distributed for the taxable year ending in the same Plan Year and excess Elective Contributions to be distributed for a taxable year shall be reduced by excess Elective Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year.

In the event that the Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with the Plan, then this Section 3.2(e) shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if all such plans were a single plan.

If any Highly Compensated Employee is a Participant in two (2) or more cash or deferred arrangements of the Employer, for purposes of determining the Actual Deferral Percentage with respect to such Highly Compensated Employee, all cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement.

If applicable, in the event the Plan is disaggregated into separate plans under the rules of Section 410(b) of the Code, then each separate plan can apply a different testing method.

If applicable, additional Elective Contributions that are made by reason of a Participant’s qualified military service pursuant to Section 414(u) of the Code, shall not be taken into account under the Actual Deferral Percentage test.

If applicable, Special Contributions may be taken into account in determining the Actual Deferral Ratio for an Eligible Employee for a Plan Year, but only to the extent such Special Contributions satisfy the requirements set forth in Sections 1.401(k)-2(a)(6)(i), (ii), (iii) and (iv) of the Treasury regulations.

17.           ARTICLE III – The heading of Section 3.3 shall be amended by adding “and Effective January 1, 2009, Changes in Elective Contributions” immediately following the words “Before-Tax Contributions” and the Table of Contents shall be revised accordingly.

18.           ARTICLE III – Section 3.3 shall be amended by adding the following new paragraphs to the end thereof to read as follows:

Effective January 1, 2009, unless (a) an election is made to the contrary, or (b) a Participant receives a Hardship distribution pursuant to Section 7.3(c)(iii), the percentage of Elective Contributions made under the third paragraph of Section 3.1 shall continue in effect as long as the Participant has a Compensation Reduction Agreement in force.  A Participant who has a Compensation Reduction Agreement in force may, by completing the applicable form (including an electronic version), prospectively increase or decrease the rate of Elective Contributions to any of the percentages authorized under the third paragraph of Section 3.1 or suspend Elective Contributions without withdrawing from participation in the Plan.  Such election must be filed at least ten (10) days prior to the first day of the payroll period with respect to which such change is to become effective.  A Participant who has Elective Contributions suspended may resume such contributions by completing and filing the applicable form (including an electronic version).  An election may be made at any time which would prospectively increase, decrease, suspend or resume Elective Contributions of a Participant.  A Participant may terminate his Elective Contributions at any time.

Elective Contributions based on Compensation for the period during which such contributions had been suspended or decreased may not be made up at a later date.

19.           ARTICLE III – The first two paragraphs of Section 3.8 and Section 3.8(a) shall be amended by adding the words “and effective January 1, 2009, and/or Roth Contributions,” immediately following the words “Before-Tax Contributions,” wherever such words appear therein.

20.           ARTICLE III – Sections 3.8(a) shall be amended by adding the words “and effective January 1, 2009, and/or Roth Contribution Account,” immediately following the words “Before-Tax Contribution Account,” wherever such words appear therein.

21.           ARTICLE III – Section 3.8(b) shall be amended by adding the words “Prior to January 1, 2009,” immediately preceding the beginning of such subsection and by adding the following new paragraph to the end thereof to read as follows:

Effective January 1, 2009, the amount of earnings attributable to the Participant's Before-Tax Contribution Account and/or Roth Contribution Account for the period commencing with the first day of the Plan Year in which payment is made to the Participant and ending with the date of payment to the Participant multiplied by a fraction, the numerator of which is the excess Before-Tax Contributions and Special Contributions made to the Before-Tax Contribution Account and/or Roth Contributions made to the Roth Contribution Account on the Participant's behalf during the Plan Year immediately preceding the Plan Year in which the payment is made to the Participant, and the denominator of which is the Net Value of the Participant's Before-Tax Contribution Account and/or Roth Contribution Account on the first day of the Plan Year in which the payment is made to the Participant.

22.           ARTICLE III – The first paragraph of Section 3.9 shall be amended by adding the words “and effective January 1, 2009, and/or Roth Contributions,” immediately following the words “Before-Tax Contributions.”

23.           ARTICLE III – Section 3.11(a)(i)(B) shall be amended in its entirety to read as follows:

(B) Roth Contributions and any other Employee contributions;

24.           ARTICLE III – Sections 3.11(a)(i)(I) and (II), Section 3.11(e)(i) shall be amended by adding the words “and effective January 1, 2009, and/or Roth Contributions,” immediately following the words “Before-Tax Contributions.”

25.           ARTICLE III – Section 3.11(f) shall be amended by adding the words “and effective January 1, 2009, Elective Contributions” immediately following the words “Before-Tax Contributions” wherever such words appear therein.

26.           ARTICLE III – The first paragraph of Section 3.12 shall be amended by adding the following new sentence immediately preceding the last sentence thereof to read as follows:

Effective January 1, 2009, Safe Harbor Nonelective Contributions, if any, shall no longer be made to The Employees Stock Ownership Plan of Dime Community Bancshares, Inc. and Certain Affiliates.

27.           ARTICLE IV – Section 4.1(a) shall be amended by adding the words “effective January 1, 2009, the Net Value of his Roth Contribution Account” immediately following the words “the Net Value of his Before-Tax Contribution Account.”

28.           ARTICLE IV – The first paragraph of Section 4.2 shall be amended by adding the following new sentence to the end thereof to read as follows:

In no event shall Forfeitures be allocated to a Participant’s Roth Contribution Account.

29.           ARTICLE V – The second paragraph of Section 5.3 shall be amended by adding the words “, Roth Contributions,” immediately following the words “Before-Tax Contributions.”

30.           ARTICLE VI – The first paragraph of Section 6.1 shall be amended by adding the words “, Roth Contributions,” immediately following the words “Before-Tax Contributions.”

31.           ARTICLE VI – Section 6.2, 6.3 and 6.4(b) shall be amended by adding the words “and effective January 1, 2009,” immediately following the words “June 30, 2001,” wherever such words appear therein.

32.           ARTICLE VII – Section 7.1 shall be amended by adding the following new subsection (e) to read as follows:

(e)
A distribution from a Participant's designated Roth Contribution Account, that meets the requirements of a qualified distribution, shall not be includible in the Participant's gross income.  For purposes of this Article VII, a qualified distribution is a distribution that is both:

(i)	made after the 5-taxable year period of participation, as defined in A-4 of Treasury Regulations Section 1.402A-1, has been completed; and

(ii)
made on or after the date the Participant attains age fifty-nine and one-half (59-1/2), made to a Beneficiary or the estate of the Participant on or after the Participant's death, or attributable to the Participant's being disabled within the meaning of Internal Revenue Code Section 72(m)(7).

33.           ARTICLE VII – Section 7.2(a) shall be amended by adding the following as the new subsections (iii) and (iv) and the former subsections (iii) and (iv) and all subsequent subsections of Section 7.2(a) shall follow accordingly:

(iii)	the lesser of: (A) his Roth Contributions and (B) the Net Value of his Roth Contribution Account, if any;

(iv)	the Net Value of his Roth Contribution Account not withdrawn under subsection (iii) above;

34.           ARTICLE VII – Section 7.2(c), Section 7.3(c)(ii)(C), Section 7.3(g) and Section 7.3(h) shall be amended by adding the words “and effective January 1, 2009, Elective Contributions” immediately following the words “Before-Tax Contributions.”

35.           ARTICLE VII – Section 7.3(d) shall be amended by adding the following as the new subsection (ii) and the former subsection (ii) and all subsequent subsections of Section 7.3(d) shall follow accordingly:

(ii) Roth Contribution Account,

36.           ARTICLE VII – Section 7.3(e) shall be amended by adding the following as the new subsection (ii) and the former subsection (ii) and all subsequent subsections of Section 7.3(e) shall follow accordingly:

(ii)	the Participant's Roth Contribution Account;

37.           ARTICLE VII – Section 7.8(a), shall be amended in its entirety to read as follows:

(a)
"Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.  The Plan will not provide for a Direct Rollover for distributions from a Participant’s Roth Contribution Account if the amount of the distributions that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year.  In addition, any distribution from a Participant’s Roth Contribution Account is not taken into account in determining whether distributions from the Participant’s other Accounts are reasonably expected to total less than $200 during a year.

38.           ARTICLE VII – Section 7.8(c) shall be amended by adding the following new paragraph as the second paragraph to read as follows:

Notwithstanding the foregoing, if any portion of an Eligible Rollover Distribution is attributable to payments or distributions from an Employee’s Roth Contribution Account, Eligible Retirement Plan, with respect to such portion, means only (i) another designated Roth contribution account under an applicable retirement plan described in Code Section 402A(e)(1) or (ii) a Roth IRA described in Code Section 408A, and only to the extent the Eligible Rollover Distribution is permitted under Code Section 402(c).

39.           ARTICLE VII – Section 7.8(d) shall be amended by adding the following new paragraph as the second paragraph to read as follows:

Eligible Rollover Distributions from a Participant’s Roth Contribution Account are taken into account in determining whether the vested interest in the Net Value of the Employee’s Accounts is less than or equal to one thousand dollars ($1,000) for purposes of determining distributions pursuant to Sections 7.5 and 7.6.

40.           ARTICLE VIII – Section 8.2 and Section 8.6(c) shall be amended by adding the words “, Roth Contribution Account,” immediately following the words “Before-Tax Contribution Account.”

41.           ARTICLE VIII – Section 8.4(b) shall be amended by adding the following as the new subsection (iii) and the former subsection (iii) and all subsequent subsections of Section 8.4(b) shall follow accordingly:

(iii)           Roth Contribution Account;

42.           ARTICLE VIII – Section 8.6(c) shall be amended by adding the words “and effective January 1, 2009, Elective Contributions” immediately following the words “Before-Tax Contributions.”

43.           ARTICLE XII – Section 12.3(a) shall be amended by adding the words “, Roth Contributions” immediately following the last two references to “Special Contributions” therein.

44.           ARTICLE XII – Section 12.3(c)(iii) shall be amended by adding the words “and effective January 1, 2009, Elective Contributions” immediately following the words “Before-Tax Contributions.”

45.           ARTICLE XII – Section 12.3(d) shall be amended by adding the words “and/or Roth Contributions” immediately following the words “Before-Tax Contributions.”

46.           ADDENDUM A – Item 4 of Addendum A, the definition of “Rollover Contribution Account” shall be amended in its entirety to read as follows:

Effective January 1, 2002, the Plan will additionally accept Eligible Rollover Contributions and/or direct rollovers of distributions from the following types of plans:  (i) an annuity contract described in Section 403(b) of the Code (excluding after-tax Employee contributions); (ii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; (iii) the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or Section 408(b) of the Code that is eligible to be rolled over and would otherwise be included in gross income; and (iv) effective January 1, 2009, a designated Roth contribution account under another qualified plan described in Code Section 402A(e)(1) to a Participant’s Roth Contribution Account, provided the eligible rollover distribution is permitted under Code Section 402(c).